                              AMENDMENT NO. 1
                                    TO
                             CREDIT AGREEMENT


      THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment No. 1"), dated as of April 13, 1998, is entered into by and among AIRGAS, INC. ("Airgas"), AIRGAS CANADA INC., RED-D-ARC LIMITED and AIRGAS ONTARIO INC. (each a "Canadian Borrower", and collectively with Airgas, the "Borrowers"), the U.S. Lenders and the Canadian Lenders (collectively, the "Lenders"), NATIONSBANK, N.A. (the "U.S. Agent") and CANADIAN IMPERIAL BANK OF COMMERCE (the "Canadian Agent", collectively with the U.S. Agent, the "Agents").


                                 RECITALS

     WHEREAS, the Borrowers, the Lenders and the Agents are party to that certain Credit Agreement dated as of December 5, 1997 (the "Existing Credit Agreement");

     WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

                                  PART I
                                DEFINITIONS

     SUBPART 1.1.   Certain Definitions.  Unless otherwise defined herein
or the context otherwise requires, the following terms used in this Amendment No. 1, including its preamble and recitals, have the following meanings:

          "Amended Credit Agreement" means the Existing Credit
     Agreement as amended hereby.

          "Amendment No. 1 Effective Date" is defined in Subpart 3.1.

     SUBPART 1.2.   Other Definitions.  Unless otherwise defined herein or
the context otherwise requires, terms used in this Amendment No. 1, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.
                                  PART II
                  AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

     SUBPART 2.1.   Amendment to Section 1.1.  The following definitions
appearing in Section 1.1 of the Existing Credit Agreement are amended in their entireties to read as follows:

           "Consolidated Net Income" means, for any period, the sum of (i) the sum, without duplication, of net income (excluding extraordinary items) after taxes for such period of the Consolidated Parties, plus
     (ii) on and after such time, if ever, as National Welders is required to be consolidated with Airgas in accordance with GAAP and to the extent not included in the amount determined pursuant to clause (i) above, net income (excluding extraordinary items) after taxes for such period of National Welders, plus (iii) to the extent not included in the amount determined pursuant to clause (i) above, net income (excluding extraordinary items) after taxes for such period of any Person which became a direct or indirect Subsidiary of Airgas as the result of a Material Acquisition during such period, all as determined in accordance with GAAP, but excluding (a) the effect of (1) the non-recurring pre-tax charge of approximately $26 million to be taken by Airgas in the fourth fiscal quarter of 1997 in connection with the alleged fraudulent breach of contract by a third-party supplier to Airgas and (2) any recoveries by Airgas or any of its Subsidiaries relating to the breach of contract referred in clause (1) above, (b) the effect of the non-recurring pre-tax, non-cash charge of approximately $5 million to be taken by Airgas in the fourth fiscal quarter of 1997 relating to the writedown by Airgas of certain machinery and equipment, goodwill and other intangible assets of Airgas Breathing Air Systems, Inc. and Red-D-Arc Limited and (c) the effect of charges related to restructuring and repositioning made or to be made for the fiscal year ending March 31, 1998 not to exceed $25,000,000.

     SUBPART 2.2.   Amendment to Section 9.1.  Subsection (i)(ii) of
Section 9.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:



     9.1  Events of Default.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                          **********************

          (i)  Ownership.

                          **********************

                (ii) Airgas shall fail to own, directly or indirectly, all of the Voting Stock of each of the Canadian Borrowers which Airgas owned as of the Closing Date other than with respect to any Canadian Borrower as of the Closing Date which ceases to be a Canadian Borrower pursuant to Section 11.16.

     SUBPART 2.3.   New Section 11.16.  The following new Section 11.16 is
added to the Existing Credit Agreement immediately following existing
Section 11.15 thereof:

          11.16     Removal of a Canadian Borrower.

           Airgas may at any time request that any Canadian Borrower hereunder cease to be a Canadian Borrower by delivering to the Canadian Agent (which shall promptly deliver counterparts thereof to each Canadian Lender) a written notice to such effect. Such Canadian Borrower shall cease to be a Canadian Borrower hereunder on the later to occur of (i) the date the Canadian Agent receives such request, and
     (ii) the date such Canadian Borrower has paid all of the Canadian Borrowers' Obligations owing by such Canadian Borrower, and such Canadian Borrower shall not be an applicant under any outstanding Canadian Letter of Credit.


                                 PART III

                        CONDITIONS TO EFFECTIVENESS

          SUBPART 3.1.   Amendment No. 1 Effective Date.  This Amendment No. 1
shall be and become effective as of the date hereof (the "Amendment No. 1 Effective Date") when all of the conditions set forth in this Subpart 3.1 shall have been satisfied, and thereafter this Amendment No. 1 shall be known, and may be referred to, as "Amendment No. 1".

         SUBPART 3.1.1. Execution of Counterparts of Amendment. The U.S. Agent shall have received executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the U.S. Agent) of this Amendment No. 1, which collectively shall have been duly executed on behalf of each of the Borrowers, the Required Lenders and the Agents.

          SUBPART 3.1.2. Other Documents. The U.S. Agent shall have received such other documents as the U.S. Agent, any Lender or counsel to the U.S. Agent may reasonably request.

                                  PART V
                               MISCELLANEOUS

     SUBPART 4.1.   Cross-References.  References in this Amendment No. 1
to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment No. 1.

     SUBPART 4.2.   Instrument Pursuant to Existing Credit Agreement.  This
Amendment No. 1 is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

     SUBPART 4.3.   References in Other Credit Documents.  At such time as
this Amendment No. 1 shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Amended Credit Agreement.

     SUBPART 4.4.   Representations and Warranties.  Each Credit Party
hereby represents and warrants that (i) each Credit Party that is party to this Amendment No. 1: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment No. 1, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment No. 1, (ii) the representations and warranties contained in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (iii) after giving effect to this Amendment No. 1, no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof.

     SUBPART 4.5.   No Other Changes.  Except as expressly modified and
amended in this Amendment No. 1, all the terms, provisions and conditions of the Credit Documents shall remain unchanged.

     SUBPART 4.6.   Counterparts.  This Amendment No. 1 may be executed by
the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 4.7.   Entirety.  This Amendment No. 1, the Amended Credit
Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

     SUBPART 4.8.   Governing Law.  THIS AMENDMENT NO. 1 AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

     SUBPART 4.9.   Successors and Assigns.  This Amendment No. 1 shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


               [Remainder of page intentionally left blank.]

     This Amendment No. 1 is executed as of the day and year first written above.

CREDIT PARTIES:
                         AIRGAS, INC.


                         By____________________________
                         Thomas C. Deas, Jr.
                         Vice President/Finance


                         AIRGAS CANADA INC.,


                         By____________________________
                         Jeffrey P. Cornwell
                         Vice President/Finance


                         RED-D-ARC LIMITED


                         By____________________________
                         Jeffrey P. Cornwell
                         Vice President/Finance


                         AIRGAS ONTARIO INC.


                         By____________________________
                         Jeffrey P. Cornwell
                         Vice President/Finance




                          [Signatures Continued]

U.S. LENDERS:
                    NATIONSBANK, N.A.,
                    individually in its capacity as a
                    Lender and in its capacity as U.S. Agent


                    By_____________________________

                    Title____________________________


                    THE BANK OF NEW YORK


                    By_____________________________

                    Title____________________________


                    FIRST UNION NATIONAL BANK


                    By_____________________________

                    Title____________________________


                    CORESTATES BANK, N.A.


                    By_____________________________

                    Title____________________________


                    BANK OF AMERICA NT&SA


                    By_____________________________

                    Title____________________________


                          [Signatures Continued]
                    THE FIRST NATIONAL BANK OF CHICAGO


                    By_____________________________

                    Title____________________________


                    CIBC INC.


                    By_____________________________

                    Title____________________________


                    PNC BANK, NATIONAL ASSOCIATION


                    By_____________________________

                    Title____________________________


                    FLEET BANK N.A.


                    By_____________________________

                    Title____________________________


                    THE SANWA BANK, LIMITED
                    NEW YORK BRANCH


                    By_____________________________

                    Title____________________________


                          [Signatures Continued]

                    SOCIETE GENERALE


                    By_____________________________

                    Title____________________________


                    THE BANK OF NOVA SCOTIA


                    By_____________________________

                    Title____________________________


                    BANK AUSTRIA AKTIENGESELLSCHAFT

                    By_____________________________

                    Title____________________________


                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                    By_____________________________

                    Title____________________________


                    THE FUJI BANK, LIMITED

                    By_____________________________

                    Title____________________________


                    MELLON BANK, N.A.

                    By_____________________________

                    Title____________________________

                          [Signatures Continued]
                    SUNTRUST BANK, ATLANTA

                    By_____________________________

                    Title____________________________


                    By_____________________________

                    Title____________________________


                    THE SUMITOMO BANK, LIMITED

                    By_____________________________

                    Title____________________________


                    WACHOVIA BANK, N.A.

                    By_____________________________

                    Title____________________________


                          [Signatures Continued]

CANADIAN LENDERS:
                    CANADIAN IMPERIAL BANK OF COMMERCE,
                     individually in its capacity as a Lender and in its capacity as Canadian Agent


                    By_____________________________

                    Title____________________________


                    BANK OF AMERICA CANADA


                    By_____________________________

                    Title____________________________


                    FIRST CHICAGO NBD BANK, CANADA


                    By_____________________________

                    Title____________________________


                    THE BANK OF NOVA SCOTIA


                    By_____________________________

                    Title____________________________


                    MELLON BANK CANADA

                    By_____________________________

                    Title____________________________